Exhibit 99.1

Omnicom Group Reports Fourth Quarter and Full Year
2017 Results

NEW YORK, February 15, 2018 - Omnicom Group Inc. (NYSE: OMC) today announced that its net income for the fourth quarter of 2017 decreased $95.9 million, or 27.4%, to $254.4 million from $350.3 million in the fourth quarter of 2016. Diluted net income per common share for the fourth quarter of 2017 decreased thirty-eight cents, or 25.9%, to $1.09 per share versus $1.47 per share for the fourth quarter of 2016. In the fourth quarter of 2017, we recorded the net effect of the enactment of the “Tax Cuts and Jobs Act” (the “2017 Tax Act”), which resulted in a net increase of $106.3 million in income tax expense. As a result, net income - Omnicom Group Inc. and diluted net income per common share for the fourth quarter of 2017 was decreased by $106.3 million and forty-six cents per share, respectively.

Excluding the additional net income tax expense recorded in the fourth quarter in connection with the enactment of the 2017 Tax Act, net income for the fourth quarter of 2017 increased $10.4 million, or 3.0%, to $360.7 million from $350.3 million in the fourth quarter of 2016. Excluding the impact of the 2017 Tax Act, diluted net income per common share for the fourth quarter of 2017 increased eight cents, or 5.4%, to $1.55 per share versus $1.47 per share for the fourth quarter of 2016.

Omnicom’s worldwide revenue in the fourth quarter of 2017 decreased 1.5% to $4,176.6 million from $4,241.8 million in the fourth quarter of 2016. The components of the change in revenue included an increase in revenue from the positive foreign exchange rate impact of 2.4%, a decrease in acquisition revenue, net of disposition revenue of 5.5% and an increase in revenue from organic growth of 1.6% when compared to the fourth quarter of 2016.

Across our regional markets, organic growth in the fourth quarter of 2017 as compared to the fourth quarter of 2016 was 8.2% in the Euro Markets and Other Europe, 6.0% in Asia Pacific and 1.9% in the Middle East and Africa, while North America decreased 0.8%, the United Kingdom decreased 0.7% and Latin America decreased 0.3%.

Omnicom Group Inc.

In the fourth quarter of 2017, our CRM discipline was realigned into two separate categories: (1) CRM Consumer Experience, which includes Omnicom Precision Marketing Group’s Digital / Direct agencies as well as our Consulting & Branding agencies, Shopper Marketing agencies and our Experiential Marketing agencies; and (2) CRM Execution & Support, which includes Field Marketing, Sales Support, Merchandising & Point of Sale and other Specialized Marketing and Custom Communications agencies. We also realigned and renamed our Specialty Communications discipline Healthcare, so that it now exclusively includes agencies offering Healthcare Marketing and Communication services.

Organic growth in the fourth quarter of 2017 as compared to the fourth quarter of 2016 in our fundamental disciplines was as follows: Advertising increased 1.2%, CRM Consumer Experience increased 3.4%, CRM Execution & Support also increased 3.4% and Public Relations increased 0.1%, while Healthcare decreased 1.9%.

Operating profit in the fourth quarter of 2017 increased $18.2 million, or 3.0%, to $620.1 million from $601.9 million in the fourth quarter of 2016. Our operating margin for the fourth quarter of 2017 increased to 14.8% versus 14.2% for the fourth quarter of 2016.

For the fourth quarter of 2017, our income tax rate was 50.2% compared to 32.5% for the same period in 2016. The year over year difference resulted from the enactment of the 2017 Tax Act, which was signed into law on December 22, 2017. The 2017 Tax Act reduced the U.S. Federal statutory tax rate from 35% to 21% effective January 1, 2018 and made several changes to existing tax law which affect our tax positions related to previously reported taxable income. As a result, we were required to record tax expense on undistributed earnings of our foreign subsidiaries and adjust our previously reported deferred tax assets and liabilities to reflect the impact of the revised statutory federal rate as of the enactment date. Income tax expense for the fourth quarter of 2017 reflects a net increase of $106.3 million related to the impact of the 2017 Tax Act. Due to the timing of the enactment of the 2017 Tax Act, our financial statements reflect provisional amounts for these items, and we expect to revise these estimates in

Omnicom Group Inc.

future periods, in compliance with guidance provided in SEC Staff Accounting Bulletin 118 (“SEC SAB 118”) as further information becomes available.

Full Year

Net income - Omnicom Group Inc. for the twelve months ended December 31, 2017 decreased $60.2 million, or 5.2%, to $1,088.4 million from $1,148.6 million in the same period in 2016. Diluted net income per common share for the twelve months ended December 31, 2017 decreased thirteen cents, or 2.7%, to $4.65 per share compared to $4.78 per share for the twelve months ended December 31, 2016.

Excluding the additional net income tax expense of $106.3 million recorded in the fourth quarter of 2017 in connection with the enactment of the 2017 Tax Act, net income for the twelve months ended December 31, 2017 increased $46.1 million, or 4.0%, to $1,194.7 million from $1,148.6 million in the same period in 2016. Excluding the impact of the 2017 Tax Act of forty-five cents per share, diluted net income per common share for the twelve months ended December 31, 2017 increased thirty-two cents, or 6.7%, to $5.10 per share versus $4.78 per share for the twelve months ended December 31, 2016.

Worldwide revenue for the twelve months ended December 31, 2017 decreased 0.9% to $15,273.6 million from $15,416.9 million in the same period of 2016. The components of the change in revenue included an increase in revenue from the positive foreign exchange rate impact of 0.3%, a decrease in acquisition revenue, net of disposition revenue of 4.2% and an increase in revenue from organic growth of 3.0% when compared to the same period of 2016.

Across our regional markets, organic growth for the twelve months ended December 31, 2017 as compared to the same period of 2016 was 0.6% in North America, 5.1% in the United Kingdom, 8.0% in the Euro Markets and Other Europe, 5.8% in Asia Pacific, 0.6% in Latin America and 12.5% in the Middle East and Africa.

Organic growth for the twelve months ended December 31, 2017 compared to the same period in 2016 in our fundamental disciplines, updated for the realignment described above, was as follows: Advertising increased 3.9%, CRM Consumer

Omnicom Group Inc.

Experience increased 0.8%, CRM Execution & Support increased 4.0%, Public Relations increased 0.3% and Healthcare increased 2.8%.

Operating profit for the twelve months ended December 31, 2017 increased $50.8 million, or 2.5%, to $2,059.7 million compared to $2,008.9 million for the same period in 2016. Our operating margin for the twelve months ended December 31, 2017 increased to 13.5% versus 13.0% for the same period in 2016.

For the twelve months ended December 31, 2017, our income tax rate was 36.9% compared to 32.6% for the same period in 2016. The year over year difference resulted from additional tax expense recognized in the fourth quarter of 2017 in connection with the enactment of the 2017 Tax Act, as detailed above.

The year over year difference to our tax expense was also impacted by the adoption of FASB Accounting Standards Update 2016-09, Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”) on January 1, 2017. Income tax expense for the twelve months ended December 31, 2017 included a benefit of $20.8 million arising from a cash tax deduction on restricted stock awards that vested and stock option awards that were exercised in 2017 in excess of the book tax deduction on the amortization of these awards over the vesting period. In prior periods only the book tax deduction was reflected in income tax expense. ASU 2016-09 is required to be adopted prospectively, and prior periods have not been restated.

Non-GAAP Financial Measures

We use certain non-GAAP financial measures in describing our performance. Net income - Omnicom Group Inc. and diluted net income per common share excluding the impact of the 2017 Tax Act are presented in the fourth quarter and full year results above. Additionally, we use EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA margin (defined as EBITA divided by revenue) as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe they are useful measures for investors to evaluate the performance of our businesses. The financial tables at the end of this document reconcile the GAAP financial measure of net income to EBITA for the periods presented.

Omnicom Group Inc.

For the fourth quarter of 2017, EBITA increased $15.7 million, or 2.5%, to $647.1 million from $631.4 million in the fourth quarter of 2016. Our EBITA margin increased to 15.5% for the fourth quarter of 2017 versus 14.9% in the fourth quarter of 2016.

For the twelve months ended December 31, 2017, EBITA increased 2.3%, or $49.4 million, to $2,173.5 million from $2,124.1 million for the same period in 2016. Our EBITA margin for the twelve months ended December 31, 2017 increased to 14.2% versus 13.8% for the same period in 2016.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Definitions - Components of Revenue Change

We use certain terms in describing the components of the change in revenue above.

Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.

Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the presentation above.

Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth.

Omnicom Group Inc.

About Omnicom Group Inc.

Omnicom Group Inc. (NYSE: OMC) (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 100 countries. Follow us on Twitter for the latest news.

For a live webcast or a replay of our fourth quarter earnings conference call, go to http://investor.omnicomgroup.com/investor-relations/news-events-and-filings.

Contacts

Investor Relations:	Media:
Shub Mukherjee, 212-415-3011	Joanne Trout, 212-415-3669
shub.mukherjee@omnicomgroup.com	joanne.trout@omnicomgroup.com

Omnicom Group Inc.

Consolidated Statements of Income

Three Months Ended December 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2017	2016

Revenue	$4,176.6	$4,241.8
Operating Expenses:
Salary and service costs	3,048.9	3,141.7
Occupancy and other costs	316.3	304.8
Costs of services	3,365.2	3,446.5
Selling, general and administrative expenses	121.5	120.8
Depreciation and amortization	69.8	72.6
	3,556.5	3,639.9
Operating Profit	620.1	601.9
Interest Expense	55.3	52.2
Interest Income	11.7	12.0
Income Before Income Taxes	576.5	561.7
Income Tax Expense (a) (b)	289.5	182.7
Income From Equity Method Investments	0.8	1.4
Net Income	287.8	380.4
Net Income Attributed To Noncontrolling Interests	33.4	30.1
Net Income - Omnicom Group Inc.	254.4	350.3
Net income allocated to participating securities	(0.3)	(1.6)
Net income available for common shares	$254.1	$348.7

Net income per common share - Omnicom Group Inc.
Basic	$1.10	$1.47
Diluted	$1.09	$1.47

Weighted average shares (in millions)
Basic	231.2	236.5
Diluted	232.3	237.8

Dividend declared per common share	$0.60	$0.55

(a)	On December 22, 2017, the 2017 Tax Act was enacted into law. The 2017 Tax Act reduced the Federal statutory tax rate from 35% to 21% effective January 1, 2018 and made several changes to existing tax law which affect our tax assets and liabilities related to previously reported taxable income. As a result, we are required to record to tax expense, as of the enactment date, the effects of the changes to previously reported tax assets and liabilities, including deferred tax balances, undistributed earnings of foreign subsidiaries and other items. We estimated the impact to be an increase to our tax expense of $106.3 million for the three months ended December 31, 2017. We expect to revise these estimates in future periods in compliance with the guidance provided in SEC SAB 118 as further information becomes available.
(b)	On January 1, 2017, we adopted ASU 2016-09, which requires all additional tax benefits or deficiencies related to share-based compensation to be recognized in the results of operations on the restricted stock vesting date or on the exercise date for stock options. ASU 2016-09 is required to be adopted on a prospective basis and retroactive restatement is not permitted. As a result, income tax expense for the three months ended December 31, 2017 reflects a reduction of $1.3 million arising from a larger cash tax deduction as compared to the book tax deduction resulting from the vesting of restricted stock and stock options that were exercised in the fourth quarter of 2017. The larger tax deduction is primarily due to the increase in the intrinsic value of these awards that resulted from an increase in the price of our common stock since the grant date of the awards.

Omnicom Group Inc.

Non-GAAP Financial Measures

Impact of the 2017 Tax Act

Three Months Ended December 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

			2017
	Reported	Impact of	Excluding
	2017	2017 Tax Act	2017 Tax Act

Income Before Income Taxes	$576.5	$—	$576.5

Income Tax Expense	289.5	106.3	183.2
Tax Rate %	50.2%		31.8%

Net Income - Omnicom Group Inc.	$254.4	$(106.3)	$360.7
Net income allocated to participating securities	(0.3)	0.1	(0.4)
Net income available for common shares	$254.1	$(106.2)	$360.3

Diluted net income per common share - Omnicom Group Inc.	$1.09	$(0.46)	$1.55

Diluted weighted average shares (in millions)	232.3	—	232.3

The above table presents the U.S. GAAP financial measures of Income Before Income Taxes, Income Tax Expense, Net Income - Omnicom Group Inc., Net income available for common shares and Diluted net income per common share as reported, as well as the non-GAAP amounts excluding the impact of the 2017 Tax Act, for the periods presented. We believe the amounts excluding the impact of the 2017 Tax Act are useful measures for investors to understand the impact of the 2017 Tax Act on our reported results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.

Consolidated Statements of Income

Twelve Months Ended December 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2017	2016

Revenue	$15,273.6	$15,416.9
Operating Expenses:
Salary and service costs	11,249.7	11,440.6
Occupancy and other costs	1,232.1	1,230.6
Costs of services	12,481.8	12,671.2
Selling, general and administrative expenses	450.0	443.9
Depreciation and amortization	282.1	292.9
	13,213.9	13,408.0
Operating Profit	2,059.7	2,008.9
Interest Expense	224.5	209.7
Interest Income	49.7	42.6
Income Before Income Taxes	1,884.9	1,841.8
Income Tax Expense (a) (b)	696.2	600.5
Income From Equity Method Investments	3.5	5.4
Net Income	1,192.2	1,246.7
Net Income Attributed To Noncontrolling Interests	103.8	98.1
Net Income - Omnicom Group Inc.	1,088.4	1,148.6
Net income allocated to participating securities	(1.6)	(6.5)
Net income available for common shares	$1,086.8	$1,142.1

Net income per common share - Omnicom Group Inc.
Basic	$4.68	$4.80
Diluted	$4.65	$4.78

Weighted average shares (in millions)
Basic	232.3	237.9
Diluted	233.9	239.2

Dividend declared per common share	$2.25	$2.15

(a)	On December 22, 2017, the 2017 Tax Act was enacted into law. The 2017 Tax Act reduced the Federal statutory tax rate from 35% to 21% effective January 1, 2018 and made several changes to existing tax law which affect our tax assets and liabilities related to previously reported taxable income. As a result, we are required to record to tax expense, as of the enactment date, the effects of the changes to previously reported tax assets and liabilities, including deferred tax balances, undistributed earnings of foreign subsidiaries and other items. We estimated the impact to be an increase to our tax expense of $106.3 million for the twelve months ended December 31, 2017. We expect to revise these estimates in future periods in compliance with the guidance provided in SEC SAB 118 as further information becomes available.
(b)	On January 1, 2017, we adopted ASU 2016-09, which requires all additional tax benefits or deficiencies related to share-based compensation to be recognized in the results of operations on the restricted stock vesting date or on the exercise date for stock options. ASU 2016-09 is required to be adopted on a prospective basis and retroactive restatement is not permitted. As a result, income tax expense for the twelve months ended December 31, 2017 reflects a reduction of $20.8 million arising from a larger cash tax deduction as compared to the book tax deduction resulting from the vesting of restricted stock and stock options that were exercised in 2017. The larger tax deduction is primarily due to the increase in the intrinsic value of these awards that resulted from an increase in the price of our common stock since the grant date of the awards.

Omnicom Group Inc.

Non-GAAP Financial Measures

Impact of the 2017 Tax Act

Twelve Months Ended December 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

			2017
	Reported	Impact of	Excluding
	2017	2017 Tax Act	2017 Tax Act

Income Before Income Taxes	$1,884.9	$—	$1,884.9

Income Tax Expense	696.2	106.3	589.9
Tax Rate %	36.9%		31.3%

Net Income - Omnicom Group Inc.	$1,088.4	$(106.3)	$1,194.7
Net income allocated to participating securities	(1.6)	0.2	(1.8)
Net income available for common shares	$1,086.8	$(106.1)	$1,192.9

Diluted net income per common share - Omnicom Group Inc.	$4.65	$(0.45)	$5.10

Diluted weighted average shares (in millions)	233.9	—	233.9

The above table presents the U.S. GAAP financial measures of Income Before Income Taxes, Income Tax Expense, Net Income - Omnicom Group Inc., Net income available for common shares and Diluted net income per common share as reported, as well as the non-GAAP amounts excluding the impact of the 2017 Tax Act for the periods presented. We believe the amounts excluding the impact of the 2017 Tax Act are useful measures for investors to understand the impact of the 2017 Tax Act on our reported results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures

Three Months Ended December 31

(Unaudited)

(Dollars in Millions)

	2017	2016

Net Income - Omnicom Group Inc.	$254.4	$350.3
Net Income Attributed To Noncontrolling Interests	33.4	30.1
Net Income	287.8	380.4
Income From Equity Method Investments	0.8	1.4
Income Tax Expense	289.5	182.7
Income Before Income Taxes	576.5	561.7
Interest Income	11.7	12.0
Interest Expense	55.3	52.2
Operating Profit	620.1	601.9
Add back: Amortization of intangible assets	27.0	29.5
Earnings before interest, taxes and amortization of intangible assets ("EBITA")	$647.1	$631.4

Revenue	$4,176.6	$4,241.8
EBITA	$647.1	$631.4
EBITA Margin - %	15.5%	14.9%

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITA (defined as earnings before interest, taxes and amortization of intangibles) and EBITA Margin (defined as EBITA divided by revenue) for the periods presented. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe they are useful measures for investors to evaluate the performance of our businesses. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures

Twelve Months Ended December 31

(Unaudited)

(Dollars in Millions)

	2017	2016

Net Income - Omnicom Group Inc.	$1,088.4	$1,148.6
Net Income Attributed To Noncontrolling Interests	103.8	98.1
Net Income	1,192.2	1,246.7
Income From Equity Method Investments	3.5	5.4
Income Tax Expense	696.2	600.5
Income Before Income Taxes	1,884.9	1,841.8
Interest Income	49.7	42.6
Interest Expense	224.5	209.7
Operating Profit	2,059.7	2,008.9
Add back: Amortization of intangible assets	113.8	115.2
Earnings before interest, taxes and amortization of intangible assets ("EBITA")	$2,173.5	$2,124.1

Revenue	$15,273.6	$15,416.9
EBITA	$2,173.5	$2,124.1
EBITA Margin - %	14.2%	13.8%

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITA (defined as earnings before interest, taxes and amortization of intangibles) and EBITA Margin (defined as EBITA divided by revenue) for the periods presented. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe they are useful measures for investors to evaluate the performance of our businesses. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.